                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SUMMIT BANK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SUMMIT BANK CORPORATION
                          4360 CHAMBLEE-DUNWOODY ROAD
                             ATLANTA, GEORGIA 30341

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 27, 1996


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Bank Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Saturday, April 27, 1996, at 10:00 a.m. (Atlanta time), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS" and in accordance with the best judgment of the proxy holder on any other matters which may properly come before the meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Meeting and voting in person.

The Company has fixed March 15, 1996, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 1,407,688 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), with each share being entitled to one vote. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 5, 1996. An annual report to shareholders, consisting of a letter to shareholders from the Chairman of the Board of the Company, the Company's audited financial statements for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis of Financial Condition and Results of Operations for the 1995 fiscal year is included in the package with this Proxy Statement.


                             ELECTION OF DIRECTORS

Article Fourteen of the Company's Amended and Restated Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article Fourteen also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each annual meeting of shareholders and each director serves a three-year term. The current Class I directors are Aaron I. Alembik, Pin Pin Chau, Jack N. Halpern, Sion Nyen (Francis) Lai, Shin Chin (Raymond) Lo, Bruno C. Bucari, and W. Clayton Sparrow, Jr. The current Class II directors are Peter M. Cohen, Donald R. Harkleroad, Daniel T. Huang, Shafik H. Ladha, Paul C.Y. Chu, Cecil M. Phillips, Howard H.L. Tai, and P. Carl Unger. The current Class III directors are Gerald L. Allison, Albert P. Behler, James S. Lai, Roger C.C. Lin, Nack Y. Paek, Jr., Carl L. Patrick, Jr., and David Yu.
The terms of the Class I directors expire this year. All of the current Class I directors have been nominated for re-election.

The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee's age, his/her position with the Company and his/her position with the Company's principal operating subsidiary, The Summit National Bank (the "Bank"). All the nominees are currently serving as directors of the Company. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below to serve for a three-year term, expiring at the 1999 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his/her stead of such other person as management may recommend.

                               DIRECTOR                    POSITION WITH                   POSITION WITH
            NAME                CLASS        AGE            THE COMPANY                       THE BANK
            ----              ---------      ---          ---------------                  -------------
 Aaron I. Alembik                 I          65               Director                       Director

 Pin Pin Chau                     I          56       Executive Vice President        Director, President and
                                                                                      Chief Executive Officer
 Jack N. Halpern                  I          47               Director                         None

 Sion Nyen (Francis) Lai          I          42               Director                       Director

 Shin Chin (Raymond) Lo           I          50               Director                         None

 Bruno C. Bucari                  I          54               Director                       Director

 W. Clayton Sparrow, Jr.          I          50       Chairman of the Board of               Director
                                                             Directors

Aaron I. Alembik, a director of the Company since its inception in July 1987, is a partner in the Atlanta law firm of Alembik and Alembik. Since 1958 he has been actively engaged in the practice of real estate, business and corporate law.

In addition to his legal practice, Mr. Alembik is involved in the ownership, management and operation of numerous real estate ventures. Mr. Alembik, who was born in France, is a naturalized U.S. citizen, and has been a resident of Atlanta since 1957. Mr. Alembik is a graduate of the School of Foreign Service, Georgetown University and the National Law Center of George Washington University. Mr. Alembik is a member of the Atlanta, Georgia, Virginia and American Bar Associations, the Atlanta Lawyers Club, and the Southern Center for International Studies.

Pin Pin Chau became President and CEO of the Bank in February 1993 at which time she became a director of both the Company and the Bank. Ms. Chau was also elected Executive Vice President of the Company in February 1993. Before coming to Atlanta, she was President and CEO of United Orient Bank, a $70 million bank serving New York's Chinese community. Her previous experience at United Orient Bank included Executive Vice President and Chief Operating Officer from July 1988 to April 1989, and, Executive Vice President and Chief Lending Officer from November 1987 to July 1988.

Ms. Chau began her banking career in 1970 at National Westminster Bank USA where she remained until 1987. Her experience included international and domestic lending and international trade finance. She is a native of Hong Kong and holds a B.A. degree from Coe College, Cedar Rapids, Iowa, and has an M.A. from Yale University.

Jack N. Halpern has been a director of the Company since its inception in July 1987. Mr. Halpern is the President of Halpern Enterprises, Inc., an Atlanta-based owner, operator and manager of various commercial real estate ventures. His companies currently control in excess of two million square feet of retail and office space in the Atlanta area. In his capacity as a principal of Halpern Enterprises, Inc., Mr. Halpern has assisted numerous Korean and Chinese immigrants in the establishment of retail businesses in the Atlanta area. Mr. Halpern holds degrees from Harvard University and the University of Georgia Law School, and is a member of the Atlanta and Georgia Bar Associations. He is active in various civic organizations, including serving as an Endowment Fund Chairman of the Atlanta Jewish Federation as a Trustee of the Epstein School.

Sion Nyen (Francis) Lai, a director of the Company since December 1987, has been President and principal shareholder of Fulton Beverage Center, Inc. since 1984. Prior to 1984, Mr. Lai worked with Hock Hua Bank Berhad in Sabah, Malaysia. Mr. Lai earned an Associates Degree from New York State University, and B.A. in Economics, and M.B.A. degrees from Mercer University in Atlanta.

Shin Chin (Raymond) Lo, a director of the Company since December 1987, is the President of Lo Brothers Associates, an exporter of lumber and importer of woodworking machinery. Prior to that, Mr. Lo was employed by Roberts and Company, architects, and by Portman and Associates. Mr. Lo earned a Masters Degree in Architecture from the Georgia Institute of Technology.

Bruno C. Bucari, a director of the Company since February 1994, and the Bank since January 1990, served as Executive Vice President of the Company and the President of the Merchant Bank until January 31, 1991. Mr. Bucari resigned as an officer of the Company with the deactivation of the Merchant Bank and is currently a private investor. Mr. Bucari was a general manager of International Mercantile Bank in Luxembourg from 1984 (when he was hired to establish and operate the bank) until the bank was sold in December 1986.

Mr. Bucari was a Vice President of Mercantile Bank in St. Louis, Missouri from 1974 until 1984, with responsibility for trade finance in Europe, the Middle East and Africa. Mr. Bucari was a mathematics instructor in the St. Louis public schools from 1967 until 1974, and served in the United States Peace Corps in Nigeria from 1965 to 1967. He holds a degree in Physics from the University of Illinois and an M.B.A. from the University of Missouri.

W. Clayton Sparrow, Jr., Chairman of the Board since April 1994, has been a director of the Company since its inception in July 1987 and is a partner in the Atlanta law firm of Glass, McCullough, Sherrill & Harrold. Mr. Sparrow's corporate and business law practice includes the general counsel representation of domestic and multinational sales and manufacturing businesses. His professional activities include membership in the American and International Bar Associations, the State Bar of Georgia, and past Chairman of the International Transactions Section and Director of the Atlanta Bar Association. Mr. Sparrow is a graduate of the Georgia Institute of Technology (BS Physics), Georgia State University (MBA Finance) and the University of Georgia Law School. He is a Director and past President of the Georgia State University Alumni Association, and has held Director and officer positions with the Dekalb Chamber of Commerce, the Japan-American Society, the Korea U.S. Chamber of Commerce and the Georgia Tech Alumni Association. He retired from the Naval Reserve in the rank of Captain.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES NAMED ABOVE.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                            SUMMARY OF COMPENSATION

The following table shows the cash compensation paid by the Company during the years ended December 31, 1995, 1994, and 1993, to the Company's Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 in compensation during the year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                          Annual Compensation                   AWARDS
                                               -----------------------------------------        ------

                                                                                              SECURITIES
   NAME AND PRINCIPAL COMPANY                                             OTHER ANNUAL        UNDERLYING        ALL OTHER
     OR SUBSIDIARY POSITION         YEAR       SALARY        BONUS        COMPENSATION       OPTIONS/SARS     COMPENSATION
     ----------------------         ----       ------        -----        ------------       ------------     ------------
 DAVID YU  . . . . . . . . . . . .  1995    $103,100        $41,544            --                 --               --
 President and Chief Executive      1994      96,667         39,049            --                 --               --
   Officer of the Company           1993      95,000         15,500            --                 --               --

 PIN PIN CHAU  . . . . . . . . . .  1995    $130,729        $83,088        $ 9,611(1)             --            $4,400(4)
 Executive Vice President of the    1994     125,000         78,098         14,384(2)          $10,000           4,400(4)
   Company; President and Chief     1993     114,583         29,710         27,354(3)             --             4,400(4)
   Executive Officer of the Bank

 GARY K. MCCLUNG . . . . . . . . .  1995    $ 83,900        $41,544            --                 --               --
 Executive Vice President and       1994      78,575         39,049            --               2,000              --
   Chief Financial Officer          1993      73,631         17,102            --                 --               --
   of the Company and the Bank

 H.A. DUDLEY, JR.  . . . . . . . .  1995    $ 81,400        $41,544            --                 --               --
 Executive Vice President           1994      77,300         39,049            --               2,000              --
   of the Company and the Bank      1993      73,113         15,102            --                 --               --
==========================================================================================================================


(1) Non-cash compensation representing personal use of a vehicle provided by the Company.
(2) Includes $5,000 of payments by the Company for relocation expenses of Ms. Chau and $9,384 of non-cash compensation representing personal use of a vehicle provided by the Company.
(3) Includes $13,329 of payments by the Company of moving and interim living expenses of Ms. Chau, $9,025 of non-cash compensation representing personal use of a vehicle provided by the company and $5,000 for miscellaneous relocation expenses.
(4)      Consists of deferred compensation paid by the Company.




STOCK OPTION GRANTS

There were no stock options or stock appreciation rights granted to any executive officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1995.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the executive officers listed in the Summary Compensation Table concerning unexercised options held as of the end of 1995. There were no options exercised during the year ended December 31, 1995.

                          1995 YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-THE-MONEY
                                         OPTIONS AT 1995 YEAR END            OPTIONS AT 1995 YEAR END(1)
      NAME                               EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
      ----                               -------------------------            -------------------------
 David Yu                                        11,600/0                             $2,900/0

 Pin Pin Chau                                    10,000/0                             $2,500/0

 Gary K. McClung                                  2,000/0                             $  500/0

 H.A. Dudley, Jr.                                 5,000/0                             $1,250/0

-------------------
(1) Based on the quoted market value per share of the Company's common stock on December 31, 1995 of $10.25 per share.

SEVERENCE AGREEMENTS

In August 1995, the Board entered into severence agreements with each of the four (4) executive officers of the Bank. The agreements basically provide that in the event of involuntary termination or a change in the executive's position or compensation resulting from a change in the control of the Company due to a merger, consolidation or reorganization, each executive would be entitled to receive an amount equal to 100% of the executive's base salary. The agreements also provide for the awarding of certain ungranted long-term stock option incentives to the executives in the event of an involuntary termination. At December 31, 1995, there were 16,000 ungranted long-term stock options available to executives, 6,400 of which would be available to Bank President/CEO Chau and 3,200 of which would be available to each of the remaining three executives. These agreements have continuing three (3) year terms.

DIRECTOR COMPENSATION

During 1995, the Company paid directors of the Company a fee of $300 per meeting for their services as directors. Total fees of $33,000 were paid to Company directors under this arrangement. The Bank pays each director who is not an employee of the Bank a fee of $300 for each meeting of the Board of Directors of the Bank and $50 for each board committee meeting attended. Pursuant to this arrangement, the Bank paid $31,400 in directors' fees in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's compensation committee consists of Nack Y. Paek, Jr., Roger C.C. Lin, and P. Carl Unger. No member of the compensation committee is an employee of the Company or the Bank.

In 1990, the Bank entered into an agreement with Government Loan Service Company, Inc., a company in which Mr. Paek is the sole shareholder. The agreement governs the referral and presentation of completed SBA loan applications to the Bank by this company on behalf of certain prospective borrowers. The agreement includes certain conditions designed to safeguard the Bank from prospective losses, including the requirements that all referred loans be subjected to full review by the Bank loan committee and that any income derived by this company from an approved referred loan is subject to recourse by the Bank in the event of any loss within 24 months of such specific loan approval. There were no loans originated under this agreement in 1995.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG Peat Marwick LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the year ended December 31, 1995. No company has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current year. The Board of Directors will make this decision later in the year. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

                                                                      APPENDIX A

                            SUMMIT BANK CORPORATION
                                     PROXY

    This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders (the "Meeting") to be held on April 27, 1996.
    The undersigned hereby appoints Pin Pin Chau and David Yu, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Summit Bank Corporation which the undersigned may be entitled to vote at the Meeting and at all adjournments thereof:

1. ELECTION OF DIRECTORS
    [ ]  FOR all nominees                  [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

 Aaron I. Alembik            Pin Pin Chau                Bruno C. Bucari            W. Clayton Sparrow, Jr.
 Sion Nyen (Francis) Lai     Shin Chin (Raymond) Lo      Jack N. Halpern

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name below:

--------------------------------------------------------------------------------


              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

2. In accordance with their best judgment upon such other matters as may properly come before the Meeting or any adjournment thereof.

    IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


                                -----------------------------------
                                      Print Name of Shareholder



                                -----------------------------------
                                       Signature of Shareholder

                                Important:  Please sign this proxy
                                exactly as your name(s) appear(s)
                                hereon.  If shares are held by
                                more than one owner, each must
                                sign. Executors, administrators,
                                trustees, guardians, and others
                                signing in a representative
                                capacity should give their full
                                name.

                                Dated:
                                       -----------------------, 1996


                           BE SURE TO DATE THIS PROXY

                            SUMMIT BANK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1996


    The Annual Meeting of Shareholders (the "Meeting") of Summit Bank Corporation (the "Company") will be held at The Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346, on the 27th of April 1996, at 10:00 a.m. (Atlanta time) for the following purposes:

    1.  To elect seven members to the Board of Directors;

    2. To consider such other matters as properly may come before the Meeting or any adjournment of the Meeting.

    Only holders of record of the Company's Common Stock at the close of business on March 15, 1996, will be entitled to notice of and to vote at the Meeting. The stock transfer books will remain open.

    A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly to the Company in the enclosed postage-paid reply envelope. This will assist us in preparing for the Meeting.

    All shareholders are cordially invited to attend the Meeting.

                                           By order of the Board of Directors:



                                           /s/ Gary K. McClung
                                           -----------------------------------
                                               Gary K. McClung
                                               Secretary

April 5, 1996

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.